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Exhibit 3.6

D PC	The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)
(1)
Exact name of corporation: Vertex Pharmaceuticals Incorporated

(2)
Registered office address: 130 Waverly Street, Cambridge, Massachusetts 02139
                                                 (number, street, city or town, state, zip code)

(3)
These articles of amendment affect article(s): 3
                                      (specify the number(s) of article(s) being amended (I–VI))

(4)
Date adopted: May 15, 2008
                                                           (month, day, year)

(5)
Approved by:

  (check appropriate box)

  ☐
  the incorporators.

  ☐
  the board of directors without shareholder approval and shareholder approval was not required.

  ☒
  the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)
State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

VOTED: To increase the number of shares of Common Stock, $.01 par value per share, that the Corporation shall have authorized to issue from 200,000,000 shares to 300,000,000 shares; and that ARTICLE 3 of the Corporation's Restated Articles of Organization be, and hereby is, amended to read as follows:

3. The total number of shares and the par value, if any, of each class of stock that the Corporation shall be authorized to issue is as follows; 1,000,000 shares of Preferred Stock, $.01 par value per share, and 300,000,000 shares of Common Stock, $.01 par value per share.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

*
G.L. Chapter 156D eliminate the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common:	200,000,000	$.01
		Preferred:	1,000,000	$.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common:	300,000,000	$.01
		Preferred:	1,000,000	$.01
(7)
The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

Signed by:	/s/ Joshua S. Boger
(signature of authorized individual)
  ☐
  Chairman of the board of directors,

  ☒
  President,

  ☐
  Other officer,

  ☐
  Court-appointed fiduciary,

on this 15th day of May, 2008.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

    I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $            having been paid, said articles are deemed to have been filed with me this        day of May, 2008, at        a.m./p.m.

        time

Effective date:              , 2008

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

    Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

                                                                    TO BE FILLED IN BY CORPORATION
Name approval                                                                         Contact Information:

C	Kenneth S. Boger
M	Senior Vice President and General Counsel
Vertex Pharmaceuticals Incorporated
Telephone: (617) 444-6417
Email: Ken_Boger@vrtx.com

    Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

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  Exhibit 3.6